THE COMPANIES ACT 1985

                                       AND

                             THE COMPANIES ACT 1989

                            COMPANY LIMITED BY SHARES

                     MEMORANDUM AND ARTICLES OF ASSOCIATION

                                       OF

                                 EPR ELY LIMITED



1    The Company's name is EPR ELY LIMITED.

2    The Company's registered office is to be situate in England and Wales.

3.*  The objects for which the Company is established are:-

     (A) To carry on, participate in, undertake and perform all or any of the businesses of general merchants and traders, cash and credit traders, manufacturers' agents and representatives, insurance brokers and consultants, estate and advertising agents and contractors, mortgage brokers, financial agents, advisers, managers and administrators, hire purchase and general financiers, brokers and agents, commission agents, marketing and business consultants, general storekeepers, warehousemen, discount traders, mail order specialists, railway, shipping and forwarding agents, shippers, traders, capitalists and financiers either on the Company's own account or otherwise, printers and publishers; haulage and transport contractors, garage proprietors, operators, hirers and letters on hire of, and dealers in motor and other vehicles, craft, plant, machinery, tools and equipment of all kinds, importers and exporters, manufacturers, retailers, wholesalers, buyers, sellers, distributors and shippers of, and dealers in all products, goods, wares, merchandise and produce of every description, to participate in, undertake, perform and carry on all or any kinds of commercial, industrial, trading and financial operations and enterprises; to purchase or otherwise acquire and take over any businesses or undertakings which may be deemed expedient, or to become interested in and to carry on or dispose of, remove or put an end to the same or otherwise deal with any such businesses or undertakings as may be thought desirable.

     (B) To carry on any other business or trade which in the opinion of the Board of Directors may be conveniently or advantageously carried on in connection with or as ancillary to any of the above businesses or be calculated directly or indirectly to enhance the value of or render profitable any of the property of the Company or to further any of its objects.

* A new objects clause 3 was inserted by special resolution passed on 9 September 1998.

     (C) To purchase, take options over, take on lease or in exchange, hire or otherwise acquire and hold for any estate or interest whatsoever any movable or immovable property, whether tangible or intangible and wheresoever situate, which the Board of Directors may think necessary or convenient for the purposes of the business of the Company, and to improve, manage, construct, repair, develop, exchange, let on lease or otherwise deal with all or any part of the property and rights of the Company.

     (D) To build, construct, maintain, develop, alter, enlarge, improve, pull down, remove or replace any buildings, works, roads, railways, tramways, sidings, bridges, reservoirs, shops, stores, factories, plant and machinery necessary or convenient for the business of the Company and to join with any person, firm or company in doing any of the things aforesaid.

     (E) To borrow or raise or secure the repayment of moneys raised or borrowed for the purposes of or in connection with the business of the Company in any manner and in particular to issue and deposit any mortgage, charge, standard security, lien or other security upon the whole or any part of the Company's undertaking, property or assets (whether present or future) including its uncalled capital (if any) and to issue at par or at a premium or discount, and for such consideration and with and subject to such rights, powers, privileges and conditions as may be thought fit, debentures or debenture stock, either permanent or redeemable or repayable, and collaterally or further to secure any securities of the Company by a trust deed or other assurance.

     (F) To issue and deposit any securities which the Company has power to issue by way of mortgage to secure any sum less than the nominal amount of such securities and also by way of security or guarantee for the performance by the Company or any other person firm or company having dealings with the Company or in whose business or undertakings the Company is interested whether directly or indirectly of any contract or liability undertaken thereby or which may become binding thereon as the case may be.

     (G) To lend and advance money or give credit on such terms as may seem expedient and with or without security to customers and others, to enter into guarantees, contracts of indemnity and suretyships of all kinds, to receive money on deposit or loan upon any terms, to secure or guarantee the payment of any sums of money or the performance of any obligation by any company, firm or person including any holding company, subsidiary or fellow subsidiary company in any manner, and generally to act as bankers for customers and others.

     (H) To receive money on deposit or loan upon such terms as the Company may approve, and to give guarantees or become security for the obligations and contracts of any person, firm or company including the obligations and contracts of customers.

     (I) To invest and deal with the moneys of the Company not immediately required for the purpose of its business in or upon such investments and securities and in such manner as may from time to time be considered expedient.

     (J) To acquire or undertake the whole or any part of the business, goodwill, property, assets and liabilities of any person, firm, or company carrying on or proposing to carry on any of the businesses which the Company is authorised to carry on or which can be carried on in conjunction therewith or which are capable of being conducted so as directly or indirectly to benefit the Company.

     (K) To apply for and take out, register, purchase, or by other means acquire and protect, prolong and renew, whether in the United Kingdom or elsewhere any patents, patent rights, brevets d'invention, licences, secret processes or information, trade marks, designs, protections and concessions and to disclaim, alter, modify, use and turn to account and to manufacture under or grant licences or privileges in respect of the same whether exclusive or non-exclusive, and to expend money in experimenting upon, testing and improving any patents, inventions or rights which the Company may acquire or propose to acquire.

     (L) To draw, make, accept, endorse, discount, negotiate, execute and issue cheques, bills of exchange, promissory notes, bills of lading, scrip, warrants, debentures and other negotiable or transferable instruments.

     (M) To apply for, promote, and obtain any Act of Parliament, order, or licence of the Department of Trade or other authority for enabling the Company to carry any of its objects into effect or for effecting any modification of the Company's constitution, or for any other purpose which may seem calculated directly or indirectly to promote the Company's interests, and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company's interests.

     (N) To enter any arrangements with any government or authority (supreme, municipal, local, or otherwise) that may seem conducive to the attainment of the Company's objects or any of them, and to obtain from any such government or authority any charters, decrees, rights, privileges or concessions which the Company may think desirable and to carry out, exercise, and comply with any such charters, decrees, rights, privileges, and concessions.

     (O) To enter into any partnerships or joint-purchase arrangement or arrangement for sharing profits, union of interests or co-operation with any company, firm or person carrying on or proposing to carry on any business which this Company is authorised to carry on or any business or transaction capable of being conducted so as directly or indirectly to benefit the Company, and to acquire and hold, sell, deal with or dispose of shares, stock or securities of any such company, firm or person and to guarantee the contracts or liabilities of, or the payment of the dividends, interest or capital of any shares, stock or securities of and to subsidise or otherwise assist any such.

     (P) To control, manage, finance, subsidise, co-ordinate or otherwise assist any company or companies in which the Company has a direct or indirect financial interest, to provide secretarial, administrative, technical, commercial and other services and facilities of all kinds for any such company or companies and to make payments by way of subvention or otherwise and any other arrangements which may seem desirable in respect of any business or operations of or generally in relation to any such company or companies.

     (Q) To subscribe for, take, purchase or otherwise acquire and hold shares stocks, debentures, debenture stocks, bonds or other interests in or securities of any other company having objects altogether or in part similar to those of the Company or carrying on any business capable of being carried on so as directly or indirectly to benefit the Company or enhance the value of any of its property and to co- ordinate, finance and manage the business and operations of any company in which the Company holds any such interest.

     (R) To establish finance or promote or concur in establishing financing or promoting any other company for the purpose of acquiring the whole or any part of the business or property or undertaking or any of the liabilities of the Company, or of undertaking any business or operations which may directly or indirectly appear likely to assist or benefit the Company or to enhance the value of any property or business of the Company and to issue, place, underwrite or guarantee the subscription of, or concur or assist in the issuing or placing, underwriting or guaranteeing the subscription of shares, debentures, debenture stock, bonds, stocks and securities of any company, whether limited or unlimited or incorporated by Act of Parliament or otherwise, at such times and upon such terms and conditions as to remuneration and otherwise as may be agreed upon and to hold or dispose of such shares or securities or guarantee the payment of the dividends, interest or capital of any such shares or securities issued by or any other obligations of any such company.

     (S)  To sell,  exchange,  lease,  licence,  turn to  account  or  otherwise dispose of the whole or any part of the business property or undertaking of the Company, either together or in portions and to accept payment therefor either in cash, by installments or otherwise, or in fully or partly paid-up shares of any company or corporation formed or to be formed for purchasing the same (with or without deferred or preferred or special rights or restrictions in respect of dividend, repayment of capital, voting or otherwise) or in debentures or mortgage debentures or debenture stock, mortgages or other securities of any such company or corporation, or partly in one mode and partly in another, and generally on such terms as the Company may determine, and to hold, dispose of or otherwise deal with any shares, stock or securities so acquired.

     (T) To the extent permitted by law to give financial assistance for the purpose of the acquisition of shares of the Company or of any company of which the Company is a subsidiary and for the purpose of reducing or discharging a liability incurred for the purpose of such an acquisition and to give such assistance by means of a gift, loan or guarantee, indemnity, the provision of security or otherwise.

     (U) To remunerate any person, firm or company rendering services to the Company either by cash payment or by the allotment to him or them of shares or other securities of the Company credited as paid up in full or in part or otherwise as may be thought expedient.

     (V) To pay all or any expenses incurred in connection with the promotion, formation and incorporation of the Company, or of any company formed or promoted by the Company or to contract with any person, firm or company to pay the same, and to pay commissions to brokers and others for underwriting, placing, selling or guaranteeing the subscription of any shares or other securities of the Company.

     (W) To support or subscribe to any charitable, benevolent or useful object of a public character and to establish, support and subscribe to any association, institution, society, fund or club which may be for the benefit of the Company or its Directors, ex-Directors, employees, or ex-employees or may be connected with any town or place where the Company carries on business; to give or award pensions, annuities, gratuities, bonuses and superannuation or other allowances or benefits or charitable aid and generally to provide advantages, facilities and services for any persons who are or have been Directors of, or who are or have been employed by, or who are serving or have served the Company, or of any company which is a subsidiary of the Company or the holding company of the Company or a fellow subsidiary of the Company or the predecessors in business of the Company or of any such subsidiary, holding or fellow subsidiary company and to the wives, widows, children and other relatives and dependants of such persons; to make payments towards insurance for the benefit of such persons as aforesaid; and to set up, establish support and maintain superannuation and other funds or schemes (whether contributory or non-contributory) for the benefit of any of such persons and of their wives, widows, children and other relatives and dependants; and to set up, establish, support and maintain profit sharing, share purchase and share option schemes for the benefit of any of the employees or Directors of the Company or of any such subsidiary, holding or fellow subsidiary company and to lend money to any such employees or to trustees on their behalf to enable any such schemes to be established or maintained.

     (X) To distribute among the members in specie any property of the Company, or any proceeds of sale or disposal of any property of the Company, and for such purpose to distinguish and separate capital profits, but so that no distribution amounting to a reduction of capital be made except with the sanction (if any) for the time being required by law.

     (Y) To procure the Company to be registered or recognised in any part of the world and to do all or any of the things or matters aforesaid in any part of the world and either as principals, agents, trustees, contractors, sub-contractors or otherwise, and by or through agents, brokers, sub-contractors, trustees or otherwise and either alone or in conjunction with others.

     (Z) To do all such things as may be deemed incidental or conducive to the attainment of the Company's objects or any of them.

         The objects set forth in each sub-clause of this Clause shall not be restrictively construed but the widest interpretations shall be given thereto, and they shall not, except where the context expressly so requires, be in any way limited or restricted by reference to or inference from any other object or objects set forth in such sub-clause or from the terms of any other sub-clause or from the name of the Company. None of such sub-clauses or the object or objects therein specified or the powers thereby conferred shall be deemed subsidiary or ancillary to the objects or powers mentioned in any other sub-clause, but the Company shall have as full a power to exercise all or any of the objects conferred by and provided in each of the said sub-clauses as if each sub-clause contained the objects of a separate company. The word "company" in this Clause, except where used in reference to the Company, shall be deemed to include any partnership or other body of persons, whether incorporated or unincorporated and whether domiciled in the United Kingdom or elsewhere.

4    The liability of the Members is limited.

5 The Company's share capital is(pound)1,000,000 divided into 1,000,000 shares of(pound)1.00 each**






** The share capital of the Company was increased from(pound)100 divided into 100 shares of(pound)1.00 each by ordinary resolution passed on 9 September 1998

                             The Companies Act 1985

                        PRIVATE COMPANY LIMITED BY SHARES

                             ARTICLES OF ASSOCIATION

                                       of

                                 EPR ELY LIMITED

1.   Preliminary

     The regulations contained in Table A to any Companies Act or Companies (Consolidation) Act prior to the Companies Act 1985 shall not apply to the Company.] The regulations contained in Table A in the Schedule to the Companies (Tables A to F) Regulations 1985 in force at the time of adoption of these Articles (a copy of such Table being attached to these Articles and hereinafter called "Table A") shall apply to the Company save in so far as they are excluded or varied by these Articles and such regulations (save as so excluded or varied) and these Articles shall be the regulations of the Company.

2.   Interpretation

     In these Articles and in Table A the following expressions have the following meanings unless inconsistent with the context:-

     "the Act" The Companies Act 1985 including any statutory modification or re-enactment thereof for the time being in force

     "these Articles" These Articles of Association, whether as originally adopted or as from time to time altered by special resolution

     "clear days" In relation to the period of a notice means that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect

     "the directors" The directors for the time being of the Company or (as the context shall require) any of them acting as the board of directors of the Company

     "executed" Includes any mode of execution

     "the holder" In relation to shares means the member whose name is entered in the register of members as the holder of the shares

     "office" The registered office of the Company

     "seal" The common seal of the Company (if any

     "secretary" The secretary of the Company or any other person appointed to perform the duties of the secretary of the Company, including a joint, assistant or deputy secretary

     "share" Includes any interest in a share

     "the United Kingdom" Great Britain and Northern Ireland.

     Unless the context otherwise requires, words or expressions contained in these Articles and in Table A bear the same meaning as in the Act but excluding any statutory modification thereof not in force when these Articles become binding on the Company. Regulation 1 of Table A shall not apply to the Company.

3.   Share capital

     3.1 The authorised share capital of the Company at the time of adoption of these Articles is(pound)1,000,000 divided into 1,000,000 ordinary shares of(pound)1.00 each.

     3.2 No shares comprised in the authorised share capital of the Company from time to time shall be issued without the consent in writing of the holder or holders (in aggregate) of a majority of the voting rights in the Company (within the meaning of section 736A(2) of the Act) nor shall any share be issued at a discount or otherwise be issued in breach of the provisions of these Articles or of the Act.

     3.3 Regulation 4 of Table A and, in accordance with section 91(1) of the Act, sections 89(1) and 90(1) to (6) (inclusive) of the Act shall not apply to the Company.

4.   Lien

The Company shall have a first and paramount lien on all shares, whether fully paid or not, standing registered in the name of any person indebted or under liability to the Company, whether he shall be the sole registered holder thereof or shall be one of two or more joint holders, for all moneys presently payable by him or his estate to the Company. Regulation 8 of Table A shall be modified accordingly.

5.   Calls on shares and forfeiture

There shall be added at the end of the first sentence of regulation 18 of Table A, so as to increase the liability of any member in default in respect of a call, the words "and all expenses that may have been incurred by the Company by reason of such non-payment".

6.   Transfer of shares

The first sentence in regulation 24 of Table A shall not apply to the Company. The words "They may also" at the beginning of the second sentence of that regulation shall be replaced by the words "The directors may".

7.   General meetings

The directors may call general meetings and regulation 37 of Table A shall not apply to the Company.

8.   Notice of general meetings

     8.1 A notice convening a general meeting shall be required to specify the general nature of the business to be transacted only in the case of special business and regulation 38 of Table A shall be modified accordingly. The words "or a resolution appointing a person a director" and paragraphs (a) and (b) in regulation 38 of Table A shall be deleted and the words "in accordance with section 369(3) of the Act" shall be inserted after the words "if it is so agreed" in that regulation.

     8.2 All business shall be deemed special that is transacted at an extraordinary general meeting, and also all that is transacted at an annual general meeting with the exception of declaring a dividend, the consideration of the profit and loss account, balance sheet, and the reports of the directors and auditors, the appointment of and the fixing of the remuneration of the auditors and the giving or renewal of any authority in accordance with the provisions of section 80 of the Act.

     8.3 Every notice convening a general meeting shall comply with the provisions of section 372(3) of the Act as to giving information to members in regard to their right to appoint proxies; and notices of and other communications relating to any general meeting which any member is entitled to receive shall be sent to the directors and to the auditors for the time being of the Company.

9.   Proceedings at general meetings

     9.1 The words, "save that, if and for so long as the Company has only one person as a member, one member present in person or by proxy shall be a quorum" shall be added at the end of the second sentence of regulation 40 of Table A.

     9.2 If a quorum is not present within half an hour from the time appointed for a general meeting the general meeting shall stand adjourned to the same day in the next week at the same time and place or to such other day and at such other time and place as the directors may determine; and if at the adjourned general meeting a quorum is not present within half an hour from the time appointed therefor the member or members present in person or by proxy or (being a body corporate) by representative and entitled to vote upon the business to be transacted shall constitute a quorum and shall have power to decide upon all matters which could properly have been disposed of at the meeting from which the adjournment took place. Regulation 41 of Table A shall not apply to the Company.

10.  Votes of members

     10.1 Regulation 54 of Table A shall not apply to the Company. Subject to any rights or restrictions for the time being attached to any class or classes of shares, on a show of hands every member entitled to vote who (being an individual) is present in person or by proxy (not being himself a member entitled to vote) or (being a corporate body) is present by a representative or proxy (not being himself a member entitled to vote) shall have one vote and, on a poll, every member shall have one vote for each share of which he is the holder.

     10.2 The words "be entitled to" shall be inserted between the words "shall" and "vote" in regulation 57 of Table A.

     10.3 A member shall not be entitled to appoint more than one proxy to attend on the same occasion and accordingly the final sentence of regulation 59 of Table A shall not apply to the Company. Any such proxy shall be entitled to cast the votes to which he is entitled in different ways.

11.  Number of directors

     11.1 Regulation 64 of Table A shall not apply to the Company.

     11.2 The maximum number and minimum number respectively of the directors may be determined from time to time by ordinary resolution. Subject to and in default of any such determination there shall be no maximum number of directors and the minimum number of directors shall be one.

12.  Alternate directors

     12.1 An alternate director shall be entitled to receive notice of all meetings of the directors and of all meetings of committees of the directors of which his appointor is a member (subject to his giving to the Company an address within the United Kingdom at which notices may be served on him), to attend and vote at any such meeting at which the director appointing him is not personally present, and generally to perform all the functions of his appointor at such meeting as a director in his absence. An alternate director shall not be entitled as such to receive any remuneration from the Company, save that he may be paid by the Company such part (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct. Regulation 66 of Table A shall not apply to the Company.

     12.2 A director, or any such other person as is mentioned in regulation 65 of Table A, may act as an alternate director to represent more than one director, and an alternate director shall be entitled at any meeting of the directors or of any committee of the directors to one vote for every director whom he represents in addition to his own vote (if any) as a director, but he shall count as only one for the purpose of determining whether a quorum is present and the final sentence of regulation 88 shall not apply to the Company.

     12.3 Save as otherwise provided in the regulations of the Company, an alternate director shall be deemed for the purposes specified in
          Article 12.1 to be a director and shall alone be responsible for his own acts and defaults and he shall not be deemed to be the agent of the director appointing him. Regulation 69 of Table A shall not apply to the Company.

13.  Appointment and retirement of directors

     13.1 The directors shall not be required to retire by rotation and regulations 73 to 80 (inclusive) of Table A shall not apply to the Company.

     13.2 A member or members holding a majority of the voting rights in the Company (within the meaning of section 736A(2) of the Act) shall have power at any time, and from time to time, to appoint any person to be a director, either as an additional director (provided that the appointment does not cause the number of directors to exceed any number determined in accordance with Article 11.2 as the maximum number of directors for the time being in force) or to fill a vacancy and to remove from office any director howsoever appointed. Any such appointment or removal shall be made by notice in writing to the Company signed by the member or members making the same or, in the case of a member being a corporate body, signed by one of its directors or duly authorised officers or by its duly authorised attorney and shall take effect upon lodgement of such notice at the office.

     13.3 The Company may by ordinary resolution appoint any person who is willing to act to be a director, either to fill a vacancy or as an additional director.

     13.4 The directors may appoint a person who is willing to act to be a director, either to fill a vacancy or as an additional director, provided that the appointment does not cause the number of directors to exceed any number determined in accordance with Article 11.2 as the maximum number of directors for the time being in force.

     13.5 If, immediately following and as a result of the death of a member, the company has no members and if at that time it has no directors, the personal representatives of the deceased member may appoint any person to be a director and the director who is appointed will have the same rights and be subject to the same duties and obligations as if appointed by ordinary resolution in accordance with Article 13.3. If two members die in circumstances rendering it uncertain which of them survived the other, such deaths shall, for the purposes of this Article, be deemed to have occurred in order of seniority and accordingly the younger shall be deemed to have survived the elder.

14.  Disqualification and removal of directors

     The  office of a director shall be vacated if:-

     14.1 he ceases to be a director by virtue of any provision of the Act or these Articles or he becomes prohibited by law from being a director; or

     14.2 he becomes bankrupt or makes any arrangement or composition with his creditors generally; or

     14.3 he is, or may be, suffering from mental disorder and either:-

          14.3.1 he is admitted to hospital in pursuance of an application for admission for treatment under the Mental Health Act 1983 or, in Scotland, an application for admission under the Mental Health (Scotland) Act 1960; or

          14.3.2 an order is made by a court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder for his detention or for the appointment of a receiver, curator bonis or other person to exercise powers with respect to his property or affairs; or

     14.4 he resigns his office by notice to the Company; or

     14.5 he shall for more than six consecutive months have been absent without permission of the directors from meetings of the directors held during that period and the directors resolve that his office be vacated; or

     14.6 he is removed from office as a director pursuant to Article 13.2,

         and regulation 81 of Table A shall not apply to the Company.

15.  Gratuities and pensions

Regulation 87 of Table A shall not apply to the Company and the directors may exercise any powers of the Company conferred by its Memorandum of Association to give and provide pensions, annuities, gratuities or any other benefits whatsoever to or for past or present directors or employees (or their dependants) of the Company or any subsidiary or associated undertaking (as defined in section 27(3) of the Companies Act 1989) of the Company and the directors shall be entitled to retain any benefits received by them or any of them by reason of the exercise of any such powers.

16.  Proceedings of the directors

     16.1 Whensoever the minimum number of the directors shall be one pursuant to the provisions of Article 11.2, a sole director shall have authority to exercise all the powers and discretions which are expressed by Table A and by these Articles to be vested in the directors generally and regulations 89 and 90 of Table A shall be modified accordingly.

     16.2 Subject to the provisions of the Act, and provided that he has disclosed to the directors the nature and extent of any interest of his, a director notwithstanding his office:-

          16.2.1 may be a party to or otherwise interested in any transaction or arrangement with the Company or in which the Company is in any way interested;

          16.2.2 may be a director or other officer of or employed by or be a party to any transaction or arrangement with or otherwise interested in any body corporate promoted by the Company or in which the Company is in any way interested;

          16.2.3 may, or any firm or company of which he is a member or director may, act in a professional capacity for the Company or any body corporate in which the Company is in any way interested;

          16.2.4 shall not by reason of his office be accountable to the Company for any benefit which he derives from such office, service or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit; and

          16.2.5 shall be entitled to vote on any resolution and (whether or not he shall vote) be counted in the quorum on any matter referred to in any of Articles 16.2.1 to 16.2.4 (inclusive) or on any resolution which in any way concerns or relates to a matter in which he has, directly or indirectly, any kind of interest whatsoever and if he shall vote on any resolution as aforesaid his vote shall be counted.

     16.3 For the purposes of Article 16.2:-

          16.3.1 a general notice to the directors that a director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the director has an interest in any such transaction of the nature and extent so specified;

          16.3.2 an interest of which a director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his; and

          16.3.3 An interest of a person who is for any purpose of the Act (excluding any statutory modification not in force when these Articles were adopted)]connected with a director shall be treated as an interest of the director and in relation to an alternate director an interest of his appointor shall be treated as an interest of the alternate director without prejudice to any interest which the alternate director has otherwise.

     16.4 Any director (including an alternate director) may participate in a meeting of the directors or a committee of the directors of which he is a member by means of a conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other and participation in a meeting in this manner shall be deemed to constitute presence in person at such meeting and, subject to these Articles and the Act, he shall be entitled to vote and be counted in a quorum accordingly. Such a meeting shall be deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the chairman of the meeting then is.

     16.5 Regulation 88 of Table A shall be amended by substituting for the sentence:-

          "It shall not be necessary to give notice of a meeting to a director who is absent from the United Kingdom."

          the following sentence:-

          "Notice of every meeting of the directors shall be given to each director and his alternate, including directors and alternate directors who may for the time being be absent from the United Kingdom and have given the Company an address within the United Kingdom for service."

     16.6 Regulations 94 to 97 (inclusive) of Table A shall not apply to the Company.

17.  The seal

If the Company has a seal it shall be used only with the authority of the directors or of a committee of the directors. The directors may determine who shall sign any instrument to which the seal is affixed and unless otherwise so determined, every instrument to which the seal is affixed shall be signed by one director and by the secretary or another director. The obligation under regulation 6 of Table A relating to the sealing of share certificates shall only apply if the Company has a seal. Regulation 101 of Table A shall not apply to the Company.

18.  Notices

     18.1 In regulation 112 of Table A, the words "by facsimile to a facsimile number supplied by the member for such purpose or" shall be inserted immediately after the words "or by sending it" and the words "first class" shall be inserted immediately before the words "post in a prepaid envelope".

     18.2 Where a notice is sent by first class post, proof of the notice having been posted in a properly addressed, prepaid envelope shall be conclusive evidence that the notice was given and shall be deemed to have been given at the expiration of 24 hours after the envelope containing the same is posted. Where a notice is sent by facsimile receipt of the appropriate answerback shall be conclusive evidence that the notice was given and the notice shall be deemed to have been given at the time of transmission following receipt of the appropriate answerback. Regulation 115 of Table A shall not apply to the Company.

     18.3 If at any time by reason of the suspension or curtailment of postal services within the United Kingdom the Company is unable effectively to convene a general meeting by notices sent through the post, a general meeting may be convened by a notice advertised in at least one national daily newspaper and such notice shall be deemed to have been duly served on all members entitled thereto at noon on the day when the advertisement appears. In any such case the Company shall send confirmatory copies of the notice by post if at least seven days prior to the meeting the posting of notices to addresses throughout the United Kingdom again becomes practicable.

19.  Winding up

In regulation 117 of Table A, the words "with the like sanction" shall be inserted immediately before the words "determine how the division".

20.  Indemnity

     20.1 Subject to the provisions of section 310 of the Act every director (including an alternate director) or other officer of the Company shall be indemnified out of the assets of the Company against all losses or liabilities which he may sustain or incur in or about the lawful execution of the duties of his office or otherwise in relation thereto, including any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connection with any application under section 144 or section 727 of the Act in which relief is granted to him by the court, and no director (including an alternate director) or other officer shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the lawful execution of the duties of his office or in relation thereto. Regulation 118 of Table A shall not apply to the Company.

     20.2 The directors shall have power to purchase and maintain at the expense of the Company for the benefit of any director (including an alternate director), officer or auditor of the Company insurance against any such liability as is referred to in section 310(1) of the Act and subject to the provisions of the Act against any other liability which may attach to him or loss or expenditure which he may incur in relation to anything done or alleged to have been done or omitted to be done as a director (including an alternate director), officer or auditor.

     20.3 The directors may authorise directors of companies within the same group of companies as the Company to purchase and maintain insurance at the expense of the Company for the benefit of any director (including an alternate director), other officer or auditor of such company in respect of such liability, loss or expenditure as is referred in Article 20.2.